Exhibit 10.41

UNIVAR USA INC.

SUPPLEMENTAL VALUED INVESTMENT PLAN

(As Amended and Restated as of July 1, 2010)

Fourth Amendment

WHEREAS, Univar USA Inc. (“Company”) sponsors and maintains the Univar USA Inc. Supplemental Valued Investment Plan as amended and restated as of July 1, 2010 and as thereafter amended (the “Plan”); and

WHEREAS, the President has the authority to amend the Plan for changes that do not significantly increase the cost of the Plan pursuant to Section 12.1 of the Plan; and

WHEREAS, the Company desires to amend the Plan to permit enrollment for the 2012 Plan Year by certain former employees of Basic Chemical Solutions, L.L.C. (“BCS”) who became employees of the Company on July 1, 2011.

NOW, THEREFORE, effective September 22, 2011, Section 4.1 of the Plan, Employee Eligibility, is hereby amended by adding a new paragraph to the end thereof to read as follows:

“Notwithstanding anything in this Plan to the contrary, an individual who (i) on June 30, 2011 was an employee of Basic Chemical Solutions, L.L.C., and (ii) on September 23, 2011 is an Employee who meets all of the above requirements to become a Participant in the Plan (except that such individual was not an Employee who met such requirements in April 2011 when eligibility was determined for the 2012 Plan Year) (“Eligible Former BCS Employee”) shall be eligible to enroll in the Plan during November 2011 to make Participant Deferrals and receive Matching Employer Contributions for the 2012 Plan Year. For purposes of calculating the amount of any Participant Deferrals and Matching Employer Contributions for an Eligible Former BCS Employee for the 2012 Plan Year, “Compensation” shall not include any bonus or incentive compensation payments received in 2012. An Eligible Former BCS Employee shall also be eligible to receive Retirement Contributions for the 2012 Plan Year under Section 6.2 to the extent applicable.

This Fourth Amendment to the Plan is adopted and executed this 7th day of September, 2011.

UNIVAR USA INC.

By:

Its:	President